UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2014

LION BIOTECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)
Nevada	75-3254381
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

21900 Burbank Blvd, Third Floor, Woodland Hills, CA 91367
(Address of principal executive offices and zip code)
(818) 992-3126
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

This Report on Form 8-K/A amends the Current Report on Form 8-K filed on November 5, 2014 by Lion Biotechnologies, Inc. (“our” or the “Company”) for the sole purpose of disclosing the Company’s decision regarding how frequently it will conduct stockholder advisory votes on executive compensation.

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On November 3, 2014, at our annual meeting of stockholders, our stockholders voted on, among other matters, an advisory proposal on the frequency with which we will hold an advisory vote on the compensation of our named executive officers.  As previously reported in the Current Report on Form 8-K filed on November 5, 2014, our stockholders recommended, on an advisory basis, that the Company include a stockholder advisory vote on executive compensation in the Company’s proxy materials every year; our board of directors had recommended a three-year frequency of the advisory votes on the compensation of our named executive officers.  At a meeting held on December 5, 2014, the Company’s Compensation Committee decided to follow the stockholders’ recommendation and to include on an annual basis the stockholder say-on-pay advisory vote on the compensation of our named executive officers in future proxy statements until the next required vote on the frequency of stockholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2014	LION BIOTECHNOLOGIES, INC. By:/s/ Michael Handelman_________________ Michael Handelman, Chief Financial Officer